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                                                                   EXHIBIT 10.11

                    GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into effective as of August 18, 2003, by and between Guardian Technologies International, Inc., a Delaware corporation (the "CORPORATION"), and William J. Donovan (the "EMPLOYEE").

                                   WITNESSETH:

         WHEREAS, the Corporation wishes to employ the Employee and the Employee wishes to accept such employment on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the promises and the mutual agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. DEFINITIONS

         1.1. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

                  1.1.1 AFFILIATES. "Affiliates" of the Corporation, or a person "affiliated" with the Corporation, shall mean any persons or entities which, directly or indirectly, through one or more intermediaries, controls or are controlled by or are under common control with, the persons or entities specified.

                  1.1.2 BASE SALARY. "Base Salary" shall have the meaning set forth in SECTION 3.1 hereof.


                  1.1.3 CAUSE. Termination of the Employee's employment for "Cause" shall mean termination because the Corporation determines in its sole discretion that the Employee has: (a) engaged in conduct which, when proven, would constitute a crime involving breach of professional ethics or moral turpitude or a felony of any type; (b) engaged in conduct which injures the business or reputation of the Corporation, or which compromises the Employee's ability to perform the Employee's job duties; (c) failed to perform duties assigned in accordance with this Agreement or to follow reasonable policies of the Corporation; (d) engaged in negligence, incompetence or willful misconduct in the performance of the Employee's duties; or (e) breached this Agreement; provided that in the case of subparagraphs (b), (c) or (e), the Corporation shall have given written notice to Employee setting forth in reasonable detail the conduct, failure or breach and giving the Employee thirty (30) days in which to correct any such conduct, failure or breach.

                  1.1.4    CHANGE IN CONTROL."Change in Control" shall mean:

            (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of Directors (the "Outstanding Corporation Voting Securities");


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provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of Section 1.1.4(c) hereinbelow; or

            (b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least three-quarters of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

            (d) approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

                  1.1.5 DATE OF TERMINATION. "Date of Termination" shall mean:
(i) if the Employee's employment is terminated by reason of Employee's death, the date of Employee's death; (ii) if the Employee's employment is terminated for Cause or Disability, the date specified in the Notice of Termination, and
(iii) if the Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice of Termination.

                  1.1.6 DISABILITY. Termination by the Corporation of the Employee's employment based on "Disability" shall mean termination because the Employee is, in the reasonable opinion of the Corporation as confirmed by reasonable medical advice, unable to perform the essential functions of the Employee's position with or without accommodation due to a disability (as such term is defined in the Americans with Disabilities Act) for 90 consecutive days or for 120 days in the aggregate during any 12-month period. This definition shall be interpreted and applied consistent with the Americans with Disabilities Act, the Family and Medical Leave Act and other applicable law. In the event that such insurance is not made available to the Employee, termination shall be treated consistent with the provisions of SECTION 5.6.

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                  1.1.7 NOTICE OF TERMINATION. A "Notice of Termination" shall mean a written, dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than 15 days nor more than 90 days after such Notice of Termination is given, except in the case of the Corporation's termination of Employee's employment for Cause or Disability, for which the Date of Termination may be the date of the notice; and (iv) is given in the manner specified in SECTION 9.2; provided that no Notice of Termination shall be required in the event this Agreement is terminated by reason of Employee's death.

                  1.1.8 SUBSIDIARY. "Subsidiary" shall mean any subsidiary of the Corporation.

     2. EMPLOYMENT

         2.1. AGREEMENT AND TERM. The Corporation hereby employs the Employee, and the Employee hereby accepts said employment and agrees to render such services to the Corporation, on the terms and conditions set forth in this Agreement. The term of this Agreement shall commence on August 18, 2003, and shall continue from that date for three (3) years unless terminated prior thereto by either the Corporation or the Employee as provided herein, and thereafter shall automatically renew for successive one-year terms unless terminated prior thereto by either the Corporation or the Employee as provided herein. If either the Corporation or the Employee does not wish to renew this Agreement when it expires at the end of the initial or any renewal hereof as provided herein or if either the Corporation or the Employee wishes to renew this Agreement on different terms than those contained herein, the Corporation or the Employee shall give written notice in accordance with SECTION 9.2 of such intent to the other party at least 30 days prior to the expiration date. In the absence of such notice, this Agreement shall be automatically renewed on the same terms and conditions contained herein for a term of one year from the date of expiration. The parties expressly agree that designation of a term and renewal provisions in this Agreement does not in any way limit the right of the parties to terminate this Agreement at any time as provided herein. Reference herein to the term of this Agreement shall refer both to the initial term and any successive term, as the context requires.

         2.2. DUTIES. During the term of this Agreement, the Employee shall devote the Employee's full time, attention and energies and to use the Employee's best efforts to further the interests of the Corporation and to perform such services for the Corporation as is consistent with the Employee's position, and as directed, from time to time, by the Corporation, including, but not limited to, by the Board of Directors of the Corporation. The Employee's initial title shall be Chief Financial Officer. During the term of this Agreement the Employee shall use such titles as assigned and approved by the Corporation. The Employee shall not, during the term hereof, be employed or involved in any other business activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage, except for (i) volunteer services for or on behalf of such religious, educational, non-profit and/or other eleemosynary organization as Employee may wish to serve as approved by the Corporation, (ii) service as a director of for-profit business activities as approved by the Corporation, and (iii) such other activities as may be specifically approved by the Corporation. This restriction shall not, however, preclude the Employee, unless otherwise in violations of any applicable law or regulation, from (x) owning less than 2% of the total outstanding shares of a publicly traded company, (y) investing in real estate as a limited or otherwise passive partner or (z) employment in any capacity with Affiliates of the Corporation.

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     3. COMPENSATION AND BENEFITS

         3.1. BASE SALARY. For services rendered hereunder by the Employee, the Corporation shall compensate and pay Employee an annual salary of $150,000 ("Base Salary") payable in equal biweekly installments, or in such other manner or on such days as the Corporation may prescribe for the payment of salaries to employees of the Corporation. The Corporation agrees to review Employee's salary annually while this Agreement is in effect and may adjust the Employee's salary, as it deems appropriate in its sole discretion.

         3.2 BONUSES. In addition to the Base Salary, the Employee shall be eligible for an annual performance bonus based on the Employee's having met goals established by the Corporation and mutually agreed to by the Employee and the Corporation.


         3.3. WITHHOLDING. All payments required to be made by the Corporation hereunder to the Employee shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Corporation may reasonably determine should be withheld pursuant to any applicable law or regulation.

         3.4. BENEFITS.

                  3.4.1 VACATION. The Employee shall be entitled to the number of paid vacation days provided to other employees at the Employee's level in accordance with the Corporation's applicable policy for such other employees.

                  3.4.2 OTHER BENEFITS. The Employee shall be entitled to participate in benefit policies or plans, including, without limitation, a family health insurance program, adopted by the Corporation on the same basis as other employees at the Employee's level as such policies or plans may be changed, altered or terminated from time to time by the Corporation in its sole discretion.

                  3.4.3 PERSONNEL POLICIES. Except as otherwise provided herein, Employee's employment shall be subject to the personnel policies which apply generally to employees at the same level as the Employee, and any code or codes of ethics adopted by the Corporation or its Affiliates from time to time, as the same may be interpreted, adopted, revised or deleted from time to time by the Corporation in its sole discretion, during the term of this Agreement.

         3.5 STOCK OPTIONS. The Corporation will use its best efforts to develop and adopt a stock option plan for all employees. Employee shall be entitled to participate in any such stock option plan and to receive grants of stock options or other awards thereunder as may be authorized and approved by the Board of Directors of the Corporation (or any compensation or similar committee thereof). All of such stock options or other awards granted or issued to Employee shall automatically and immediately vest upon a Change in Control of the Corporation (or the surviving corporation of a Business Combination that complies with Section 1.1.4(c), above).

     4. EXPENSES

         4.1. EXPENSES. The Corporation shall reimburse Employee or otherwise provide for or pay for all reasonable expenses incurred by Employee in furtherance of, or in connection with, the business of the Corporation, including, but not limited to, traveling expenses, communication expenses and all reasonable entertainment expenses (whether incurred at the Employee's residence, while traveling or otherwise), subject to such reasonable documentation and other limitations as may be established by the policies of the Corporation and/or the Board from time to time.

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     5. TERMINATION

         5.1. TERMINATION DUE TO DEATH. This Agreement shall automatically terminate upon the death of Employee. If the Employee's employment is terminated by reason of the Employee's death, the Corporation shall have no further obligation to pay compensation to the Employee effective as of the date of such death. The entitlement of any beneficiary of the Employee to benefits under any benefit plan shall be determined in accordance with the provisions of such plan.

         5.2. TERMINATION DUE TO DISABILITY. This Agreement may be terminated by the Corporation upon the Disability of the Employee. If the Employee is terminated due to Disability, the Corporation shall have no further obligation to pay compensation to the Employee effective as of the Date of Termination, consistent with the provisions of SECTION 1.1.6. The entitlement of the Employee to benefits under a plan described in SECTION 3.4.2 or SECTION 3.5 upon such termination shall be determined in accordance with the provisions of such plans.

         5.3. TERMINATION FOR CAUSE. This Agreement may be terminated by the Corporation for Cause. Upon the termination of the Employee for Cause, the Corporation shall have no further obligation to pay any amounts to the Employee. The entitlement of the Employee to benefits under a plan described in SECTION
3.4.2 or SECTION 3.5 upon such termination shall be determined in accordance with the provisions of such plans.

         5.4. TERMINATION FOR A MATERIAL REASON. Employee may elect (but shall not be obligated to) terminate his employment hereunder, upon 30 days' prior written notice to the Corporation, in the event that any one or more of the following circumstances occur (and in which event the Employee's election to terminate shall be construed as a "Termination for a Material Reason" hereunder):

                  i. a written demand by the Corporation to change the principal workplace of Employee to a location outside of a 50-mile radius from the principal address of Corporation set forth in Section 9.2 of this Agreement;
                  ii. a material reduction in the number or seniority of Corporation personnel reporting to the Employee or a material reduction in the frequency with which, or in the nature of matters with respect to which such personnel are to report to the Employee, other than as part of an Employer-wide reduction in staff;
                  iii.     an adverse change in the Employee's title;
                  iv.      a material decrease in the Employee's
                           responsibilities; or
                  v.       a material demotion of Employee.

         In the event Employee shall terminate this Agreement for any reason set forth in subsections i. through v. hereinabove, then the Corporation shall pay to Employee, in equal monthly installments (or, in the Corporation's sole discretion, as a lump sum based upon the net present value of the future payments using the Corporation's incremental borrowing rate, if any), the Base Salary for twelve (12) months following such termination. During such twelve
(12) month period, the Corporation shall not be obligated to pay any additional amounts to the Employee pursuant to this Agreement. The entitlement of the Employee to benefits under a plan described in SECTION 3.4.2 or SECTION 3.5 upon such termination shall be determined in accordance with the provisions of such plans.

         5.5. TERMINATION IN THE EVENT OF A "CHANGE IN CONTROL." If, and only if, (a) a Change in Control shall occur during the initial term or any renewal term of this Agreement, (b) Employee is employed by the Corporation immediately prior to the occurrence of the Change in Control, and (c) Employee is terminated by the Corporation or the acquirer (within the first twelve (12) months following the Change in Control) in the Change in Control transaction, or the Corporation or the acquirer as part of the Change in Control transaction impose circumstances as defined under "Termination of Material Reason," then the


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Corporation or any successor entity shall pay Employee, in equal monthly installments (or, in the Corporation's sole discretion, as a lump sum based upon the net present value of the future payments using the Corporation's incremental borrowing rate, if any), the Base Salary for eighteen (18) months following such termination. During such eighteen (18) month period, the Corporation shall not be obligated to pay any additional amounts to the Employee pursuant to this Agreement. The entitlement of the Employee to benefits under a plan described in
SECTION 3.4.2 or SECTION 3.5 upon such termination shall be determined in accordance with the provisions of such plans.

         5.6. TERMINATION BY THE CORPORATION OTHER THAN FOR DEATH, DISABILITY, CAUSE, OR CHANGE IN CONTROL. This Agreement may be terminated by the Corporation for any reason and at any time; provided that if this Agreement is terminated by the Corporation for reasons other than death, Disability, or Cause and other than as provided by SECTIONS 5.9, then the Corporation shall pay to the Employee, in equal monthly installments (or, in the discretion of the Corporation, as a lump sum based upon the net present value of the future payments using the Corporation's incremental borrowing rate, if any), the Base Salary for twelve (12) months following such termination. Thereafter, the Corporation's obligation to pay compensation of any kind pursuant to this Agreement shall expire. During such twelve (12) month period, the Corporation shall not be obligated to pay any additional amounts to the Employee pursuant to this Agreement. The entitlement of the Employee to benefits under a plan described in SECTION 3.4.2 upon such termination shall be determined in accordance with the provisions of such plan. If this Agreement is terminated by the Corporation for reasons other than death, Disability, Cause, and other than as provided by SECTION 5.9, then all of the stock options, rights or awards issued or granted to Employee pursuant to any incentive or stock option plan of the Corporation shall automatically and immediately vest and become exercisable in full.

         5.7. TERMINATION BY EMPLOYEE. The Employee may terminate this Agreement at any time by giving 30 days' Notice of Termination to the Corporation. At the option of the Corporation, up to 30 days' Base Salary may be given to the Employee in lieu of requiring the Employee to work any or all of the 30 days following the Employee's Notice of Termination; provided, however, that in the event the Employee fails to give at least 30 days' advance written notice of termination of this Agreement, the Employee's resignation shall be deemed effective, at the option of the Corporation, on any day designated by the Corporation between the day notice is given and the date given by the Employee as the Employee's last day of employment, and the Employee shall not be entitled to any notice pay. In the event the Employee terminates this Agreement pursuant to this SECTION 5.7, the Employee shall not be entitled to severance pay of any kind, and the entitlement of the Employee to benefits under a plan described in
SECTION 3.4.2 or SECTION 3.5 shall be determined in accordance with the provisions of such plans.

         5.8. NOTICE OF TERMINATION. Any purported termination of the Employee's employment by the Corporation for any reason other than the Employee's death, including, but not limited to, for Disability or Cause, or by the Employee for any reason, shall be communicated by a written Notice of Termination to the other party hereto.

         5.9. TERMINATION BY MUTUAL CONSENT. Notwithstanding any of the foregoing provisions of this SECTION 5, if at any time during the course of this Agreement the parties by mutual consent decide to terminate this Agreement, they shall do so by separate agreement setting forth the terms and conditions of such termination.

         5.10. COOPERATION WITH CORPORATION AFTER TERMINATION OF EMPLOYMENT. Following termination of the Employee's employment for any reason, the Employee shall reasonably cooperate with the Corporation in all reasonable matters relating to the winding up of the Employee's pending work on behalf of the Corporation, including, but not limited to, any litigation in which the Corporation is involved, and the orderly transfer of any such pending work to other employees of the Corporation as may be designated by the Corporation. The Corporation agrees to reimburse the Employee for any reasonable out-of-pocket expenses the Employee incurs in providing such cooperation at the request of the Corporation, subject to reasonable documentation and to pay the Employee a pro rata portion of the Base Salary for such time.

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         5.11. MITIGATION. The Employee shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Employee as a result of employment by another employer.

         5.12. WITHHOLDING. All compensation required to be made by the Corporation to the Employee under this SECTION 5 shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Corporation may reasonably determine should be withheld pursuant to any applicable law or regulation.


     6. NON-COMPETITION, CONFIDENTIALITY, PROPRIETARY RIGHTS AND
        NON-SOLICITATION AGREEMENT

         6.1. The parties hereto have entered into a Non-Competition, Confidentiality, Proprietary Rights and Non-Solicitation Agreement dated the date hereof. Such agreement is attached hereto as EXHIBIT A. The provisions of the Non-Competition, Confidentiality, Proprietary Rights and Non-Solicitation Agreement are intended by the parties to survive and do survive termination or expiration of this Agreement for whatever reason.

     7. EMPLOYEE'S REPRESENTATIONS AND WARRANTIES

         7.1. NO CONFLICT OF INTEREST. The Employee represents and warrants to the Corporation that the Employee is not, to the best of the Employee's knowledge and belief, involved in any situation that might create, or appear to create, a conflict of interest with the Employee's loyalty to or duties for the Corporation.

         7.2. NOTIFICATION OF MATERIALS OR DOCUMENTS FROM OTHER PERSONS OR ENTITIES. The Employee further represents and warrants to the Corporation that the Employee has not brought and will not bring to the Corporation or use in the performance of the Employee's responsibilities at the Corporation any information, materials or documents of another person or entity that are not generally available to the public, unless the Employee has obtained express written authorization from the other person or entity for their possession and use.

         7.3. PRE-EMPLOYMENT OBLIGATIONS. The Employee understands that, as part of the Employee's employment with the Corporation, the Employee is not to breach any obligation of confidentiality, proprietary rights or non-competition that the Employee has to other persons or entities, and the Employee agrees to honor all such obligations to such other person or entity during the Employee's employment with the Corporation or otherwise in dealing with the Corporation. The Employee warrants that the Employee is subject to no employment agreement or restrictive covenant preventing full performance of the Employee's duties under this Agreement.

         7.4. INDEMNIFICATION FOR BREACH. In addition to other remedies that either party might have for breach of this Agreement, each party agrees to indemnify and hold the other harmless from any breach of the provisions of this
SECTION 7.

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     8. ARBITRATION

         8.1. EXCLUSIVE REMEDY. The parties recognize that litigation in federal or state courts or before federal or state administrative agencies of disputes arising out of the Employee's employment with the Corporation or out of this Agreement, with the exception of SECTION 6, may not be in the best interests of either the Employee or the Corporation, and may result in unnecessary costs, delays, complexities, and uncertainty. The parties agree that any dispute between the parties arising out of or relating to the Employee's employment, or to the negotiation, execution, performance or termination of this Agreement or the Employee's employment, including, but not limited to, any Claim arising out of this Agreement, Claims under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans With Disabilities Act of 1990, Section 1981 of the Civil Rights Act of 1966, as amended, the Family Medical Leave Act, the Employee Retirement Income Security Act, and any similar federal, state or local law, statute, regulation, or any common law doctrine, whether that dispute arises during or after employment with the exception of any dispute arising out of or related to SECTION 6 and SECTION 8, shall be resolved by binding arbitration in the Washington, D.C. metropolitan area, in accordance with the National Employment Arbitration Rules of the American Arbitration Association, as modified by the provisions of this SECTION 8. The parties each further agree that the arbitration provisions of this Agreement shall provide each party with its exclusive remedy, and each party expressly waives any right it might have to seek redress in any other forum, except as otherwise expressly provided in this Agreement. By election of arbitration as the means for final settlement of all claims, the parties hereby waive their respective rights to, and agree not to, sue each other in any action in a Federal, State or local court with respect to such claims, but may seek to enforce in court an arbitration award rendered pursuant to this Agreement.

         8.2. NOTICE AND SELECTION OF ARBITRATOR. Within 30 days after the occurrence of an event giving rise to a dispute subject to this provision, the aggrieved party shall provide the other party with a detailed written statement of all facts pertaining to the dispute and shall permit the other party 30 days within which to investigate and consider the facts and to resolve the matter informally. Thereafter, an aggrieved party who wishes to proceed to arbitration shall have an additional 90 days within which to so notify the other party in writing. This notice shall include a clear, concise statement of the facts, the issues to be resolved by the arbitrator and the desired remedy. Within ten (10) days after delivery of a written notice requesting arbitration, the Corporation will contact the Employee, or the Employee's designated representative, to select an arbitrator. If the parties cannot agree on an arbitrator, they shall select an arbitrator from a list provided by the American Arbitration Association in accordance with its rules.

         8.3. WITNESSES AND DOCUMENTS. Fourteen (14) days prior to the arbitration hearing, the parties shall exchange a list of witnesses to be called and a list of the documents they intend to introduce into evidence at the hearing. Upon request, the Corporation will supply to the Employee a copy of the Employee's personnel file, including, but not limited to, any internal, non-privileged memoranda, which may be relevant to the dispute. All such files and documents will be maintained in a confidential manner by the Employee, shall be used only for preparation of the arbitration case, and shall be returned to the Corporation at the close of the hearing.

         8.4. ARBITRATION PROCEDURE. In the arbitration proceeding, each party shall be entitled to retain its own counsel, to present evidence and cross-examine witnesses, to purchase a stenographic record of the proceedings, and to submit post-hearing briefs. The opinion and award of the arbitrator shall be requested by the parties within 45 days of the submission of the post-hearing briefs, which shall be due 30 days from the close of the arbitration.

         8.5. THE EMPLOYEE'S REMEDIES. If the arbitrator finds that the Employee was terminated in violation of law or this Agreement, the parties agree that the arbitrator acting hereunder shall be empowered to provide the Employee with equitable and/or legal remedies, including, but not limited to, compensatory


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damages and back pay. "Back pay" shall include all forms of compensation payable to the Employee by the Corporation, the cost of all fringe benefits, and prejudgment interest at the rate of 10% per annum on such claims.

         8.6. ARBITRATOR'S AUTHORITY. In reaching the Employee's decision, the arbitrator shall have no authority to add to, detract from, or otherwise modify any provision of this Agreement. The arbitrator shall submit with the award a written opinion, which shall include findings of fact and conclusions of law. Judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction.

         8.7. EFFECT OF ARBITRATOR'S DECISION: ARBITRATOR'S FEES. The decision of the arbitrator shall be final and binding between the parties as to all claims, which were or could have been raised in connection with the dispute, to the full extent permitted by law. In all cases in which applicable federal law precludes a waiver of judicial remedies, the parties agree that the decision of the arbitrator shall be a condition precedent to the institution or maintenance of any legal, equitable, administrative, or other formal proceeding by the Employee in connection with the dispute, and that the decision and opinion of the arbitrator may be presented in any other forum on the merits of the dispute. The arbitrator's fees and expenses and all administrative fees and expenses associated with the filing of the arbitration (the "FEES") shall be paid the Corporation, provided however, that at the Employee's option, the Employee may pay up to 50% of the Fees.

         8.8. INDEMNIFICATION. In the event that either party breaches this arbitration agreement and attempts to resolve in court claims covered by this agreement, the prevailing party shall be entitled to recover from the other party all of its legal costs and attorney's fees incurred to defend such action in court and to enforce the provisions of the arbitration agreement or of this Agreement.

         8.9. CONTINUING NATURE OF AGREEMENT TO ARBITRATE. The parties acknowledge and agree that their obligations under this arbitration agreement survive the termination of this Agreement and continue after the termination of the employment relationship between the Employee and the Corporation.

     9. GENERAL PROVISIONS

         9.1. ASSIGNMENT. The Corporation may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation or other entity with or into which the Corporation may hereafter merge or consolidate or to which the Corporation may transfer all or substantially all of its assets, if in any such case said corporation or other entity shall by operation of law or expressly in writing assume all obligations of the Corporation hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Employee may not assign or transfer this Agreement or any rights or obligations hereunder. The applicability of this Section 9.1 is subject to the provisions specified in SECTION 5 of this Agreement.

         9.2. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

         If to the Corporation, to:    Guardian Technologies International, Inc.
                                       21351 Ridgetop Circle, Suite 300
                                       Dulles, Virginia  20166
                                       Attention: President

         If to the Employee, to:            William J. Donovan
                                            619 Pommander Walk Street
                                            Alexandria, Virginia 22314

or to such other address as a party shall communicate to the other party in writing from time to time in accordance with this Section 9.2

         9.3. AMENDMENT AND WAIVER. No amendment or modification of this Agreement shall be valid or binding upon (i) the Corporation unless made in writing and signed by the President or Chief Executive Officer of the Corporation or (ii) the Employee unless made in writing and signed by the Employee. No other documents will be deemed to amend, alter or supersede the provisions contained within this agreement without written consent by the Corporation and the Employee

         9.4. NON-WAIVER OF BREACH. No failure by either party to declare a default due to any breach of any obligation under this Agreement by the other, nor failure by either party to act quickly with regard thereto, shall be considered to be a waiver of any such obligation, or of any future breach.

         9.5. SEVERABILITY. In the event that any provision or portion of this Agreement except SECTION 2.1 shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

         9.6. GOVERNING LAW. To the extent not preempted by Federal law, the validity and effect of this Agreement and the rights and obligations of the parties hereto shall be construed and determined accordance with the law of the Commonwealth of Virginia.

         9.7. ENTIRE AGREEMENT. This Agreement is the entire agreement between the parties and contains all of the terms agreed upon by the Corporation and the Employee with respect to the subject matter hereof and supersedes all prior agreements, arrangements, letters offering employment, and communications between the parties dealing with such subject matter, whether oral or written.

         9.8. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the transferees, successors and assigns of the Corporation, including, but not limited to, any Corporation or corporation with which the Corporation may merge or consolidate.

         9.9. HEADINGS. Numbers and titles to Sections hereof are for information purposes only and, where inconsistent with the text, are to be disregarded.

         9.10. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which when taken together, shall be and constitute one and the same instrument.

            [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the date and year first written above.

                                    GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
                                    (THE "CORPORATION")

                                    BY: /S/ ROBERT A. DISHAW
                                        ----------------------------------------
                                    NAME:    Robert A. Dishaw

                                    TITLE:   President & Chief Operating Officer

                                    EMPLOYEE

                                    By: /S/ WILLIAM J. DONOVAN
                                       -----------------------------------------
                                    Name: William J. Donovan

                                    EXHIBIT A

            NON-COMPETITION, CONFIDENTIALITY, PROPRIETARY RIGHTS AND
                           NON-SOLICITATION AGREEMENT


     This Non-Competition, Confidentiality, Proprietary Rights and Non-Solicitation Agreement (this "Agreement") is between WILLIAM J. DONOVAN (hereafter "YOU", and the possessive "YOUR") and GUARDIAN TECHNOLOGIES INTERNATIONAL, INC., a Delaware corporation, its affiliates, successors, assigns, parents and subsidiaries (hereafter "CORPORATION"), dated AUGUST 18, 2003. You are entering into this Agreement based on consideration to You from the Corporation including, but not limited to, your continued employment and other benefits which you acknowledge to be sufficient consideration for this Agreement.

     1. NATURE OF AGREEMENT. You and the Corporation intend this Agreement to be an Agreement of Non-Competition, Confidentiality, Proprietary Rights and Non-Solicitation only. This Agreement does not limit in any way the right of either You or the Corporation to terminate the employment relationship at any time. This Agreement contains obligations which survive termination of the employment relationship between You and the Corporation. If You and the Corporation enter into or have entered into an Employment Agreement, this Agreement is to be read and applied consistently with that Agreement.

     2. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         "CONFLICTING SERVICES" shall mean soliciting money sources of the Corporation for money or soliciting business sources of the Corporation for deal or other transactions.

         "CONFIDENTIAL INFORMATION" shall mean knowledge or information not generally known to the public or in financial and investment services industry (including, but not limited to, information conceived, discovered or developed by You), that You learn of, possess, or to which You have access through your employment by the Corporation, related to the Corporation, its business partners, or the business of its Customers or Potential Customers. CONFIDENTIAL INFORMATION shall not include information that is or becomes publicly known through no breach of this Agreement or other act or omission of or by You. The phrase "PUBLICLY KNOWN" shall mean readily accessible to the public in a written publication, and shall not include information which is only available by a substantial searching of the published literature, or information the substance of which must be pieced together from a number of different publications and sources. The burden of proving that information or skills and experience are not CONFIDENTIAL INFORMATION shall be on the party asserting such exclusion.

         "CUSTOMER OR POTENTIAL CUSTOMER" means each and every person and/or entity who or which, at any time during Your employment with the Corporation, any representative of the Corporation or its Subsidiaries (including You) solicited money or deal or other transactions or otherwise contacted with respect to financial or other investment services.

         "PROPRIETARY RIGHTS" shall mean works of authorship, improvements and ideas, related to any activities of the Corporation in providing financial or investment services, that You learn of, possess or have access to through your employment with the Corporation including, without limitation, customer lists, list of money services or lists of business sources.

     3. PROPRIETARY RIGHTS.

         3.1. You agree that PROPRIETARY RIGHTS made or conceived by You, either by yourself or with others shall be the property of the Corporation without royalty or other consideration to You if they are made or conceived during the period of your employment by the Corporation, during any period after termination of your employment during which You are retained by the Corporation as a consultant, or with use of The Company's PROPRIETARY RIGHTS or CONFIDENTIAL INFORMATION.


     4. RETURN OF COMPANY PROPERTY. You agree that at any time requested by the Corporation and/or at termination of your employment with the Corporation for any reason, You will promptly deliver to the Corporation all property and materials in any form belonging to or relating to the Corporation, its business and the business of any CUSTOMER OR POTENTIAL CUSTOMER. You agree not to download or keep copies of company property in any hard or soft format. You agree that you have no ownership or interest in any such property.


     5. RESTRICTIONS.

         5.1. You agree that while you are employed by the Corporation, or any subsidiary thereof, and for one year following termination of such employment. You will not solicit or provide or offer to provide CONFLICTING SERVICES.

         5.2. At any time during and after your employment with the Corporation You agree:

                  5.2.1. You will not disclose CONFIDENTIAL INFORMATION to any person or entity without first obtaining the Corporation's consent, and will take all reasonable precautions to prevent inadvertent disclosure of such CONFIDENTIAL INFORMATION. You agree to make every effort to ensure that persons working in any capacity for the Corporation, including, but not limited to, employees, officers, directors, sub-contractors, attorneys, and agents, subsidiary or parent entities (and the employees, officers, directors, attorneys, and agents, thereof) are permitted access to CONFIDENTIAL INFORMATION on a strictly "need to know" basis. This prohibition against Your disclosure of CONFIDENTIAL INFORMATION includes, but is not limited to, disclosing the fact that any similarity exists between CONFIDENTIAL INFORMATION and information independently developed by another person or entity. You understand that the existence of such a similarity does not excuse You from honoring Your obligations under this Agreement.

                  5.2.2. You will not to use any CONFIDENTIAL INFORMATION for your personal benefit or for the benefit of any person or entity other than the Corporation. You will not use, copy or transfer CONFIDENTIAL INFORMATION other than as necessary in carrying out Your duties on behalf of the Corporation without first obtaining the Corporation's written consent, and will take all reasonable precautions to prevent inadvertent use, copying or transfer of CONFIDENTIAL INFORMATION. This prohibition against Your use, copying, or transfer of CONFIDENTIAL INFORMATION includes, but is not limited to, selling, licensing or otherwise exploiting, directly or indirectly, any products or services (including, but not limited to, software in any form) which embody or are derived from CONFIDENTIAL INFORMATION, or exercising judgment in performing analysis based upon knowledge of CONFIDENTIAL INFORMATION. Without in any way limiting the generality of this SECTION 5.2.2. You agree not to directly or indirectly circumvent or compete with the Corporation with regard to any CONFIDENTIAL INFORMATION.

                  5.2.3. You will not make any written use of or reference to the Corporation's name or trademarks (or any name under which the Corporation does business) for any marketing, public relations, advertising, display or other business purpose unrelated to the express business purposes and interests of Corporation or make any use of Corporation's facilities for any activity unrelated to the express business purposes and interests of the Corporation, without the prior written consent of the Corporation, which consent may be withheld or granted in the Corporation's sole and absolute discretion.

                  5.2.4. In the event that You receive a subpoena or order of a court, or other body having jurisdiction over a matter, in which you are compelled to produce any information relevant to the Corporation, whether confidential or not, You will immediately provide the Corporation with written notice of this subpoena or order so that the Corporation may timely move to quash if appropriate.

         5.3 For the 12 months immediately following the termination of your employment with the Corporation for any reason You agree:

                  5.3.1. You will not request, induce, or attempt to induce any CUSTOMER OR POTENTIAL CUSTOMER to terminate its relationship with the Corporation; and

                  5.3.2. You will not attempt to hire, employ or associate in business with any person employed by the Corporation or who has left the employment of the Corporation within the preceding six months and You will not discuss any potential employment or business association with such person, even if You did not initiate the discussion or seek out the contact.

     6.  REASONABLENESS OF RESTRICTIONS AND SEVERABILITY.

         6.1. You represent and agree that You have read this entire Agreement, and understand it. You agree that this Agreement does not prevent You from earning a living or pursuing your career. You agree that the restrictions contained in this Agreement are reasonable, proper, and necessitated by The Company's legitimate business interests. You represent and agree that you are entering into this Agreement freely and with knowledge of its content and with the intent to be bound by the Agreement and the restrictions contained in it.

         6.2. In the event that a court finds this Agreement, or any of its restrictions, to be ambiguous, unenforceable, or invalid, You and the Corporation agree that the court shall read the Agreement as a whole and interpret the restriction(s) at issue to be enforceable and valid to the maximum extent allowed by law.

         6.3. If the Court declines to enforce this Agreement in the manner provided in SECTION 6.2 of this Agreement, You and the Corporation agree that this Agreement will be automatically modified to provide the Corporation with the maximum protection of its business interests allowed by law and You agree to be bound by this Agreement as modified.

         6.4. You and the Corporation agree that the market for The Company's products and services is global, so that this Agreement applies to your activities regardless of where they take place. If, however, after applying the provisions of SECTION 6.2 and/or SECTION 6.3 of this Agreement, a court still decides that this Agreement or any of its restrictions is unenforceable for lack of reasonable geographic limitation and the Agreement or restriction(s) cannot otherwise be enforced, You and the Corporation agree that the 60 miles radius from any office at which You worked for the Corporation on either a regular or occasional basis during the two years immediately preceding termination of your employment with the Corporation or its subsidiary shall be the geographic limitation relevant to the contested restriction.

         6.5. If any provision of this Agreement is declared to be ambiguous, unenforceable or invalid, the remainder of this Agreement shall remain in full force and effect, and the Agreement shall be read as if the ambiguous, unenforceable or invalid provision was not contained in the Agreement.

     7. INJUNCTIVE RELIEF AND REMEDIES.

         7.1. You acknowledge that it may be impossible to assess the damages caused by your violation of this Agreement, or any of its terms. You agree that any threatened or actual violation or breach of this Agreement, or any of its terms, will constitute immediate and irreparable injury to the Corporation.

         7.2. You agree that in addition to any and all other damages and remedies available to the Corporation if you breach this Agreement, the Corporation shall be entitled to an injunction to prevent You from violating or breaching this Agreement or any of its terms.

         7.3. In the event that the Corporation enforces this Agreement through a court order, You agree that the restrictions contained in SECTION 5.1 shall remain in effect for a period of 12 months from the effective date of the Order enforcing the Agreement.

         7.4. You agree that if the Corporation is successful in whole or part in any legal or equitable action against You under this Agreement, the Corporation shall be entitled to payment of all costs, including, but not limited to, reasonable attorney's fees, from You.

     8. PUBLICATION OF THIS AGREEMENT TO YOUR SUBSEQUENT EMPLOYERS OR BUSINESS ASSOCIATES.

         8.1. If You are offered employment or the opportunity to enter into any business venture in the financial or investment services industry or a related industry as owner, partner, consultant or other capacity while the restrictions described in SECTION 5.1 or SECTION 5.3 are in effect, You agree to inform your potential employer, partner, co-owner and/or others involved in managing the business which You have an opportunity to join of your obligations under this Agreement and also agree to provide such person or persons with a copy of this Agreement.

         8.2. You also authorize the Corporation to provide copies of this Agreement to any of the persons or entities described in SECTION 8.1 of this Agreement and to make such persons aware of your obligations under this Agreement.

     9. MISCELLANEOUS.

         9.1. This Agreement and the restrictions and obligations in it survive the employment relationship and are binding regardless of the reason for termination of employment.

         9.2. The Agreement is for the benefit of You and of the Corporation, its successor, assigns, parent corporations, subsidiaries, and/or purchasers.

         9.3. This Agreement is governed by the laws of the Commonwealth of Virginia without regard to the conflicts of laws or principles thereof. Any suit involving this Agreement must be brought in a state or federal court sitting in Virginia.

         9.4. No waiver by the Corporation of any breach of any of the provisions of this Agreement is a waiver of any preceding or succeeding breach of the same or any other provisions of this Agreement. No waiver shall be effective unless in writing and then only to the extent expressly set forth in writing.

         9.5. Nothing in this Agreement grants a license or permission to use any intellectual property of the Corporation, whether owned, pending, or currently under development.

         9.6. This Agreement may be amended by a writing signed by both parties.

         9.7. You agree that on the subjects covered in this Agreement, it is the entire Agreement between You and the Corporation, superseding any previous oral or written communications, representations, understanding, or agreements with the Corporation or with any representative of the Corporation.

         BY SIGNING THIS AGREEMENT YOU REPRESENT THAT YOU HAVE READ AND UNDERSTAND THIS AGREEMENT, YOU HAVE HAD AN OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT AND THAT YOU SIGN IT VOLUNTARILY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date and year first written above.

                                       GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
                                       (THE "CORPORATION")


                                       By: /S/ ROBERT A. DISHAW
                                          --------------------------------------
                                       Robert A. Dishaw, President and COO

                                       WILLIAM J. DONOVAN
                                       Signed:  /S/ WILLIAM J. DONOVAN
                                                --------------------------------